                                                              FILE NO. 333-25225
                                                                  RULE 424(B)(3)

                             PROSPECTUS SUPPLEMENT
                       (TO PROSPECTUS DATED MAY 16, 1997)
                 (TO PROSPECTUS SUPPLEMENT DATED MAY 16, 1997)

                                     PROSPECTUS NUMBER: 1534
                                     DATED: JUNE 20, 1997


                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                              FLOATING RATE NOTES



BASE RATE:                Constant Maturity Treasury


INDEX MATURITY:           Two Year


TRADE DATE:               June 20, 1997


SETTLEMENT DATE:          June 27, 1997


MATURITY DATE:            June 27, 2000


REDEMPTION DATE:          N/A


OPTIONAL REPAYMENT DATES: N/A


SPREAD:                   0.030%
                          (Plus three bps)


SPREAD MULTIPLIER:        N/A


MAXIMUM INTEREST RATE:    N/A


MINIMUM INTEREST RATE:    N/A


INTEREST RESET DATES:     Quarterly, using Telerate pg. 7055, two business days prior.


INTEREST PAYMENT DATES:   The 27th of March, June, September, and December, commencing September 27,
                          1997 through Maturity Date, subject to modified following business day convention.


INITIAL INTEREST RATE:    6.08%


FORM:                     Book-entry

